UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 001-34018

300, 625 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Operating Officer

On June 25, 2014, Shane O’Leary, Chief Operating Officer of Gran Tierra Energy Inc., informed the Board of Directors of Gran Tierra Energy of his definitive determination to retire. Gran Tierra Energy and Mr. O’Leary currently expect that Mr. O’Leary will cease to be Chief Operating Officer on September 1, 2014, that his retirement date will be October 1, 2014, and that Mr. O’Leary will continue as a consultant to Gran Tierra Energy from October 1, 2014, to December 31, 2014, pursuant to a consulting agreement to be negotiated, at a rate of CAD$225 per hour. The consulting agreement will contain an option to extend the consulting period for a period not to exceed three months upon the mutual agreement of the parties.

Following Mr. O’Leary’s determination to retire from Gran Tierra Energy, the Board of Directors of Gran Tierra Energy approved: (1) the payment of Mr. O’Leary’s bonus for 2014 at 100% of target, pro-rated to his retirement date ($237,600); and (2) the acceleration of vesting of the long term incentive plan awards held by Mr. O’Leary (currently expected to be stock options to purchase 335,000 shares, and restricted stock units to acquire 86,667 shares, of Gran Tierra Energy common stock) that would have vested in the two year period beginning December 31, 2014, effective December 31, 2014. Thereafter, Gran Tierra Energy and Mr. O'Leary entered into an agreement reflecting the above. Mr. O’Leary’s vested stock options expire three months after the termination of his service with Gran Tierra Energy.

Appointment of New Chief Operating Officer

Effective on the date Mr. O’Leary ceases to be Chief Operating Officer, currently contemplated to be September 1, 2014, Duncan Nightingale, President of Gran Tierra Energy Colombia, Ltd., will become Gran Tierra Energy’s Chief Operating Officer. It is currently contemplated that Mr. Nightingale will cease to be President of Gran Tierra Energy Colombia, Ltd. on August 1, 2014, to allow him to prepare for the role of Chief Operating Officer and to support Adrian Coral in his promotion to President of Gran Tierra Energy Colombia, Ltd., as described below.

In connection with Mr. Nightingale’s promotion to Chief Operating Officer, the Board of Directors of Gran Tierra Energy approved the following compensation arrangements for Mr. Nightingale, effective September 1, 2014:

1.	An increase in annual base salary by 10% from CAD $336,000 to CAD $369,600.

2.	An increase in annual bonus target to 80% of base salary (from the current 60%). Annual bonus weighting will be based 70% on corporate performance and 30% on individual performance, effective September 1, 2014 (the 2014 bonus calculation for the portion of the year from January 1, 2014, to August 31, 2014, will use a weighting of 30% corporate performance, 30% individual performance, and 40% Colombia Business Unit performance, and the bonus will be based on an annual target bonus of 60% of base salary for this period). Actual bonus for each portion of the year will be pro rated for the applicable portion of the year.

3.	A grant of a stock option to purchase 70,000 shares of Gran Tierra Energy common stock at an exercise price per share equal to the fair market value of a share of Gran Tierra Energy common stock on the date of grant, and restricted stock units to acquire 27,500 shares of Gran Tierra Energy common stock. Both the stock option and restricted stock unit will vest over three years.

4.	An increase in the severance payment to Mr. Nightingale in the event of termination of Mr. Nightingale’s employment without cause or for good reason to 18 months of total cash compensation, from 12 months of total cash compensation under his existing employment agreement.

Mr. Nightingale joined Gran Tierra Energy in September 2009, where he served in our Calgary, Canada office as our Vice President of Exploration from September 2009 to January 2011. He served in our Bogotá, Colombia office as our Senior Manager Project Planning and Exploration from January 2011 until August 2011, and was promoted to President of Gran Tierra Energy Colombia in August 2011. Prior to joining Gran Tierra Energy, Mr. Nightingale was Senior Vice President, Exploration & Production, at Artumas Group Inc., a Canadian oil and gas company focusing on exploration and development of hydrocarbon reserves in Tanzania and Mozambique, where he was responsible for Artumas Group’s exploration and production operations in Mozambique and Tanzania and management of its gas processing plant and power generation facility in Tanzania. Prior to Artumas Group, Mr. Nightingale was General Manager, Exploration & Production, with Dana Gas PJSC, a leading private sector natural gas company in the Middle East, where Mr. Nightingale was responsible for all of Dana Gas’s exploration and production operations, and was responsible for a multi-million dollar exploration and development program in Kurdistan. Prior to Dana Gas, Mr. Nightingale was with Encana Corporation’s International Division from May 2002 until March 2007. From June 2002 until September 2003, he was the Country Manager in Qatar, responsible for managing Encana’s activities in Qatar, including the execution of exploration programs and new venture activity. From October 2003 until June 2006, he had similar responsibilities in the Sultanate of Oman, where he served as Encana’s Country Manager. Mr. Nightingale has a total of 30 years of corporate head office and resident in-country international operating experience, spanning all aspects of managing exploration programs, development and production operations, new business ventures, portfolio management and strategic planning. Mr. Nightingale graduated from the University of Nottingham in the U.K. with a Bachelor of Science degree with honors in Geology.

Appointment of New President of Gran Tierra Energy Colombia, Ltd.

Effective on the date Mr. Nightingale ceases to be President of Gran Tierra Energy Colombia, Ltd., currently contemplated to be August 1, 2014, Adrian Coral will become President of Gran Tierra Energy Colombia, Ltd.

In connection with Mr. Coral’s promotion to President of Gran Tierra Energy Colombia, Ltd., the Board of Directors of Gran Tierra Energy approved the following compensation arrangements for Mr. Coral, effective August 1, 2014:

1.	An increase in annual base salary by 11.7% from 588 million Colombian pesos (approximately $311,000) to 657 million Colombian pesos (approximately $348,000).

2.	An increase in annual bonus target to 60% of base salary (from the current 33%). Annual bonus weighting will be based on 30% corporate performance, 30% individual performance, and 40% Colombia Business Unit performance, effective August 1, 2014 (the 2014 bonus calculation for the portion of the year from January 1, 2014, to July 31, 2014, will use a weighting of 10% corporate performance, 30% individual performance, and 60% Colombia Business Unit performance, and the bonus will be based on an annual target bonus of 33% of base salary for this period). Actual bonus for each portion of the year will be pro rated for the applicable portion of the year.

3.	A grant of a stock option to purchase 20,500 shares of Gran Tierra Energy common stock at an exercise price per share equal to the fair market value of a share of Gran Tierra Energy common stock on the date of grant (which date of grant will be the third business day after the date Gran Tierra Energy releases its second quarter 2014 earnings), and restricted stock units to acquire 6,700 shares of Gran Tierra Energy common stock. Both the stock option and restricted stock unit will vest over three years.

4.	Providing Mr. Coral with an Executive Employment Agreement with severance provisions consistent with the previous President of Gran Tierra Energy Colombia, Ltd. prior to his promotion to Chief Operating Officer.

Mr. Coral joined Gran Tierra Energy in August 2006 as an operations engineer in Gran Tierra Energy Colombia, Ltd., and served in that capacity until February 2007. Mr. Coral rejoined Gran Tierra Energy in August 2008 as Operations Director of Gran Tierra Energy Colombia, Ltd. He served in that capacity until September 2011, when he was promoted to Production Manager of Gran Tierra Energy Colombia, Ltd. Mr. Coral was promoted to Senior Operations Manager of Gran Tierra Energy Colombia, Ltd. in April 2013. Mr. Coral has a total of 18 years of experience as an engineer or manager in the oil and gas industry. Mr. Coral graduated from the Universidad de América – Bogotá D.C. with a degree as a Petroleum Engineer and from the School of Business Management – Bogotá D.C with degree in Project Management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2014	GRAN TIERRA ENERGY INC.

	By:	/s/ David Hardy
David Hardy
General Counsel, Vice President Legal, and Secretary